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                                                                    EXHIBIT 21.1

                                 LIST OF SUBSIDIARIES OF
                                 TELETECH HOLDINGS, INC.

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         Name of Subsidiary *                                                  Jurisdiction of Incorporation
         --------------------                                                  -----------------------------
1.       T-TEC Labs, Inc. [fka TeleTech (Technology Development and
         Integration), Inc.]..............................................     State of Delaware

         (a)      Digital Creators, Inc...................................     State of Colorado

2.       TeleTech Customer Care Management (California), Inc. [fka TeleTech
         Telecommunications, Inc.]........................................     State of California

3.       TeleTech Customer Care Management (Colorado), Inc. [fka TeleTech
         Teleservices, Inc.]..............................................     State of Colorado

4.       EDM Electronic Direct Marketing Ltd..............................     Province of Ontario, Canada

5.       TeleTech South America Holdings, Inc.............................     State of Delaware

         (a)      Outsource Informatica Ltda..............................     Brazil

6.       Cygnus Computer Associates Ltd...................................     Province of Ontario, Canada

7.       Telemercadeo Integral, S.A. de C.V...............................     Mexico

8.       TeleTech Services Corporation ...................................     State of Colorado

         (a)      Access 24 Limited.......................................     United Kingdom

         (b)      TeleTech Financial Services Management, Inc.............     State of Delaware

         (c)      TeleTech Facilities Management (Postal Customer Support),
                  Inc. ...................................................     State of Delaware

         (d)      TeleTech Facilities Management (Parcel Customer Support),
                  Inc. ...................................................     State of Delaware

         (e)      TeleTech Health Services Management, Inc................     State of Delaware

         (f)      TeleTech Customer Care Management (West Virginia), Inc..     State of West Virginia

         (g)      TeleTech Customer Care Management (New York), Inc. .....     State of New York

         (h)      TeleTech Customer Care Management, Inc..................     State of Delaware

         (i)      TeleTech Customer Care Management (Pennsylvania), Inc...     State of Pennsylvania



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
         (j)      TeleTech Customer Care Solutions (Japan), Inc...........     State of Delaware

         (k)      TeleTech Customer Care Management (General), Inc. [fka
                  Maxwell Leasing Company, Inc.]..........................     State of Delaware

         (l)      TeleTech Customer Care Management (Telecommunications),
                  Inc.....................................................     State of Delaware

         (m)      TeleTech Customer Care Management (Texas), Inc. ........     State of Texas

         (n)      TeleTech Customer Care Management (South America), Inc..     State of Delaware

         (o)      TeleTech Customer Care Management (GS), Inc.............     State of Delaware

         (p)      TeleTech Financial Services Management (WV), Inc........     State of Delaware

         (q)      Pamet River, Inc........................................     State of Delaware

9.       TeleTech International Pty Limited...............................     New South Wales, Australia

         (a)      TeleTech Limited........................................     New Zealand

         (b)      High Performance Healthcare Limited.....................     Queensland, Australia

10.      TeleTech (UK) Limited............................................     United Kingdom

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  * Each of the subsidiaries conducts business under its legal corporate name listed above.


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